UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2022

FS GLOBAL CREDIT OPPORTUNITIES FUND

(Exact name of Registrant as specified in its charter)

Delaware	811-22802	46-1882356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania		19112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosures.

Conversion to Maryland Corporation

On March 1, 2022, the board of trustees (the “Board”) of FS Global Credit Opportunities Fund, a Delaware statutory trust (“FSGCO” or the “Company”), approved the Company’s conversion into a Maryland corporation and the Company’s change of name to FS Credit Opportunities Corp. (the “Succeeding Entity” and such conversion, the “Conversion”).

FS Global Advisor, LLC will continue to serve as the Company’s investment adviser following the Conversion. There will be no changes to the Company’s investment objective and strategies, portfolio management team, policies and procedures or the members of the board overseeing the Company as a result of the Conversion.

In the Conversion, each issued and outstanding common share of beneficial interest of FSGCO will be automatically converted into one share of common stock of the Succeeding Entity. Each issued and outstanding Term Preferred Share, Series 2023 – Floating Rate, Term Preferred Share, Series 2023 – Fixed Rate, Term Preferred Share, Series 2026, Term Preferred Share, Series 2025, Term Preferred Share, Series 2025-2, and Term Preferred Share, Series 2027 of FSGCO will be automatically converted into one Term Preferred Share, Series 2023 – Floating Rate, Term Preferred Share, Series 2023 – Fixed Rate, Term Preferred Share, Series 2026, Term Preferred Share, Series 2025, Term Preferred Share, Series 2025-2, and Term Preferred Share, Series 2027 of the Succeeding Entity, respectively.

There will be no tax impact to the Company or its shareholders as a direct result of the Conversion.

To implement the Conversion, the Company will file (a) a Certificate of Conversion with the Delaware Secretary of State, (b) Articles of Conversion with the Maryland State Department of Assessments and Taxation, and (c) Articles of Incorporation with the Maryland State Department of Assessments and Taxation. The change in the Company’s name will occur automatically pursuant to the filing of the Articles of Conversion in accordance with Section 3-901 of the Maryland General Corporation Law.

Following the Conversion, the rights of the Company’s shareholders will be governed by Maryland General Corporation Law and the Articles of Incorporation and Bylaws of the Company and the Company will be subject to the Maryland Control Share Acquisition Act (the “Control Share Act”) as reflected in the Bylaws.

The Control Share Act protects the interests of all shareholders by generally providing that any holder of “control shares” acquired in a “control share acquisition” may not exercise voting rights with respect to the “control shares,” except to the extent approved by a vote of two-thirds of all the votes entitled to be cast on the matter. Generally, “control shares” are shares that, when aggregated with common shares already owned by an acquiring person, would entitle the acquiring person to exercise 10% or more, 33 1/3% or more, or a majority of the total voting power of shares entitled to vote in the election of directors. The Control Share Act provides that a “control share acquisition” does not include the acquisition of shares in a merger, consolidation or share exchange. Therefore, a shareholder that acquires shares of a successor entity as a result of the Conversion will be able to exercise voting rights as to those shares even if the number of such shares acquired by the shareholder in the Conversion exceeds one or more of the thresholds of the Control Share Act.

The above description of the Control Share Act is only a high-level summary and does not purport to be complete. Investors should refer to the actual provisions of the Control Share Act for more information, including definitions of key terms, various exclusions and exemptions from the statute’s scope, and the procedures by which shareholders may approve the reinstatement of voting rights to holders of “control shares.”

Listing

In addition, the Company has announced its intention to complete a listing of its common stock on a national securities exchange (the “Listing”) prior to the end of its third fiscal quarter on September 30, 2022, subject to market conditions and final board approval. There can be no assurance that the Company will be able to complete the Listing in the expected timeframe or at all. An overview and frequently-asked-questions regarding the Listing is furnished as Exhibit 99.1. A presentation deck of the overview of the Listing is furnished as Exhibit 99.2. Except as may be required by federal securities laws, the Company undertakes no duty or obligation to update or revise the information contained in these exhibits. The Company expects to provide shareholders with additional details regarding the Listing in the coming weeks.

Amended Advisory Agreement

In connection with the contemplated Listing, the Board approved an amended advisory agreement for the Company to take effect upon the Listing, subject to the approval of the shareholders. The proposed changes include: (i) reducing the annual base management fees payable by the Company to the Company’s investment adviser from an annual rate of 1.5% to an annual rate of 1.35% of the Company’s average daily gross assets, and (ii) amending the structure of the incentive fee on income in a manner that would express the “hurdle rate” required for the investment adviser to earn, and be paid, the incentive fee as a percentage of the Company’s net assets rather than adjusted capital.

Suspension of Quarterly Share Repurchase Program

In anticipation of the contemplated Listing, the Board has determined to suspend the Company’s share repurchase program effective as of March 31, 2022. The Company plans to commence a quarterly tender offer pursuant to the share repurchase program prior to this suspension date, but the Company does not intend to commence another tender offer after this suspension date.

Open-Market 10b5-1 Share Repurchase Program

Upon consummation of the Listing, and subject to the board approval, the Company intends to implement an open-market share repurchase program under Rule 10b5-1 under the Securities Exchange Act of 1934.

Press Release

On March 7, 2022, the Company issued a press release announcing the board approval of the Conversion and related matters. The press release is furnished as Exhibit 99.3 to this Form 8-K.

Cautionary Statement Concerning Forward-Looking Statements

Statements included herein may constitute “forward-looking” statements as that term is defined in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements with regard to future events or the future performance or operations of the Company. Words such as “intends,” “will,” “expects,” and “may” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, geo-political risks, risks associated with possible disruption to the Company’s operations or the economy generally due to hostilities, terrorism, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in the Company’s operating area, unexpected costs, the ability of the Company to complete the listing, the price at which the Company’s shares of common stock may trade on the New York Stock Exchange and such other factors that are disclosed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. Except as required by federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Important Information

The Company, its trustees/directors and certain of its officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the Company’s 2022 annual meeting (the “2022 Annual Meeting”). The Company intends to file a proxy statement with the SEC in connection with any such solicitation of proxies from shareholders. Shareholders are strongly encouraged to read any such proxy statement when it becomes available as it will contain important information. Information regarding the identity of potential participants, and their direct or indirect interests in the Company, by security holdings or otherwise, will be set forth in the proxy statement and any other materials to be filed with the SEC in connection with the 2022 Annual Meeting. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://fsinvestments.com/investments/all-investments/fsgco/.

The information in this Current Report on Form 8-K is for informational purposes only and is neither an offer to buy nor the solicitation of an offer to sell any securities of the Company. The potential tender offer described herein has not yet commenced, and there can be no assurances that the Company will commence the tender offer on the terms and conditions described herein or at all. If the Company commences the tender offer, the tender offer will be made solely by an offer to purchase, the letter of transmittal and related materials, as they may be amended or supplemented. Shareholders should read the Company’s commencement tender offer statement on Schedule TO, expected to be filed with the SEC in connection with the tender offer, which will include as exhibits the offer to purchase, the letter of transmittal and related materials, as well as any amendments or supplements to the Schedule TO when they become available, because they will contain important information related to the potential tender offer. If the Company commences the tender offer, each of these documents will be filed with the SEC, and, when available, shareholders may obtain them for free from the SEC at its website (http://www.sec.gov).

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

EXHIBIT NUMBER

Exhibit 99.1	FS Global Credit Opportunities Fund Listing Overview & FAQs

Exhibit 99.2	FS Global Credit Opportunities Fund Listing Presentation Deck

Exhibit 99.3	Press Release, dated as of March 7, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Global Credit Opportunities Fund

Date: March 7, 2022	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President, Treasurer and Secretary